UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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Hepion Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hepion Pharmaceuticals, Inc.

399 Thornall Street, First Floor

Edison, NJ 08837

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2021

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Hepion Pharmaceuticals, Inc. (“Hepion” or the “Company”), which will be held on June 25, 2021 at 9:00 a.m. local time at our offices, located at 399 Thornall Street, First Floor, Edison, NJ 08837, for the following purposes:

1.	To elect seven (7) members to our board of directors to hold office until the 2022 Annual Meeting;

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

3.	To consider and act upon a proposal to approve an amendment to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to increase the number of shares issuable thereunder to 10,000,000 shares from 2,500,000 shares;

4.	To amend our certificate of incorporation, as amended, to increase the number of shares of authorized common stock from 120,000,000 to 400,000,000;

5.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers, referred to as “say-on-pay;”

6.	To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on executive compensation, referred to as “say-on-frequency;” and

7.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed the close of business on April 29, 2021 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 8:00 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

If you have any questions or need assistance voting your shares, please call Kingsdale Advisors at:

Strategic Shareholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

1-800-749-9052

Email: contactus@kingsdaleadvisors.com

                       Call Collect Outside North America: 416-867-2272

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on
June 25, 2021 at 9:00 a.m. local time at 399 Thornall Street, First Floor, Edison, NJ 08837.

The proxy statement and annual report to stockholders are available at

.

By the Order of the Board of Directors

Gary S. Jacob
Chairman of the Board of Directors

Dated: May 11, 2021

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Hepion Pharmaceuticals, Inc.

399 Thornall Street, First Floor

Edison, NJ 08837

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2021

The board of directors (the “Board”) of Hepion Pharmaceuticals, Inc. (“Hepion” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our offices, located at 399 Thornall Street, First Floor, Edison, NJ 08837, on June 25, 2021, at 9:00 a.m. local time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Robert Foster, Ph.D. and John Cavan, our Chief Executive Officer and Chief Financial Officer, respectively, as your proxies for the Annual Meeting and you are authorizing Dr. Foster and Mr. Cavan to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission, or SEC, to give you when we ask you to sign a proxy card designating Dr. Foster and Mr. Cavan as proxies to vote on your behalf.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 25, 2021, at 9:00 a.m. local time at our offices, located at 399 Thornall Street, First Floor, Edison, NJ 08837. Directions to the Annual Meeting may be found at the back of this Proxy Statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

Who is Entitled to Vote?

The Board has fixed the close of business on April 29, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders who owned our common stock on the Record Date are entitled to vote at the Annual Meeting. In addition, on the Record Date there were 85,581 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is entitled to vote on any matter with the holders of common stock on an as converted basis. On the Record Date, there were 76,228,429 shares of our common stock outstanding (including 3,184 shares of common stock issuable upon conversion of the Series A Preferred Stock).

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I voting on?

There are six (6) matters scheduled for a vote:

1.	To elect seven (7) members to our Board to hold office until the 2022 Annual Meeting;

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

3.	To consider an act upon a proposal to approve an amendment to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to increase the number of shares issuable thereunder to 10,000,000 shares from 2,500,000 shares;

4.	To amend our certificate of incorporation, as amended, to increase the number of shares of authorized common stock from 120,000,000 to 400,000,000;

5.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers, referred to as “say-on-pay;” and

6.	To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on executive compensation, referred to as “say-on-frequency.”

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your proxy card.

2.	Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

Each share of our common stock (including shares of common stock issuable upon conversion of Series A Preferred Stock) that you own as of the Record Date entitles you to one vote.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote as of the Record Date, are represented in person or by proxy (including shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock). Thus, 38,114,215 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the election of each of the seven (7) members to our Board to hold office until the 2022 Annual Meeting;

2.	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

3.	“FOR” the amendment to the 2013 Plan to increase the number of shares issuable thereunder to 10,000,000 shares from 2,500,000 shares.

4.	“FOR” the amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock to 400,000,000 shares from 120,000,000 shares.

5.	“FOR” the approval of the compensation of the Company’s named executive officers, referred to as “say-on-pay;” and

6.	“THREE YEARS” as the preferred frequency of stockholder advisory votes on executive compensation, referred to as “say-on-frequency.”

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. However, generally, our By-Laws provide that an action of our stockholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereat vote in favor of such action.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the seven (7) members to our Board	Plurality of the votes cast (the seven directors receiving the most “FOR” votes)

Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2021	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Approval of an amendment to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to increase the number of shares issuable thereunder to 10,000,000 shares from 2,500,000 shares	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock to 400,000,000 shares from 120,000,000 shares.	The affirmative vote of the holders of a majority of the outstanding shares of our common stock

Approval of the Company’s executive compensation, referred to as “Say-on-Pay”	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Preference of the frequency of a vote on approval of the Company’s executive compensation, referred to as “Say-on-Frequency”	The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. With regard to the “Say-on-Frequency” proposal, you may vote “One Year,” “Two Years,” Three Years or Abstain.” You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Hepion, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: 399 Thornall Street, First Floor, Edison, NJ 08837, Attention: Secretary, or by facsimile at 732-902-4100. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials. We have retained Kingsdale Advisors as our strategic shareholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Meeting. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at 1-800-749-9052 or (call collect outside North America) at 416-867-2272 or by email at contactus@kingsdaleadvisors.com.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2021 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) must be submitted in writing to the Company’s Secretary at 399 Thornall Street, First Floor, Edison, NJ 08837 and received no later than March 27, 2022, and no earlier than February 26, 2022 to be includable in the Company’s proxy statement and related proxy for the 2022 Annual Meeting. However, if the date of the 2022 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, June 25, 2022, to be considered for inclusion in proxy materials for our 2022 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 399 Thornall Street, First Floor, Edison, NJ 08837, a reasonable time before we begin to print and send our proxy materials for the 2022 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect seven (7) directors to hold office until the 2022 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the seven (7) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of           , 2021.

Name	Age
Gary S. Jacob, Ph.D.	74
Robert Foster, Ph.D.	62
John P. Brancaccio	73
Thomas Adams, Ph.D.	78
Timothy Block, Ph.D.	66
Arnold Lippa, Ph.D.	74
Petrus “Peter” Wijngaard, Ph.D.	58

Gary S. Jacob, Ph.D. has served as our Chairman of the Board since March 19, 2014, and earlier served as our Chief Executive Officer from May 15, 2013 until March 19, 2014. Dr. Jacob has served as Chief Executive Officer and a director of OKYO Pharma Ltd. since January 2021. From November 2018 until March 2020, Dr. Jacob served as Chief Executive Officer of Immuron Limited, an Australian microbiome biopharmaceutical company. Previously, Dr. Jacob was the Chairman of the Board, President and Chief Executive Officer of Synergy Pharmaceuticals Inc., a biopharmaceutical company, where he held various positions from July 2008 to October 2018. On December 12, 2018, Synergy Pharmaceuticals Inc. filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Dr. Jacob served as Chief Executive Officer of Callisto Pharmaceuticals, Inc. from May 2003 until January 2013 and a director from October 2004 until January 2013. Dr. Jacob currently serves as a director of Cardiff Oncology, Inc., a clinical-stage oncology therapeutics company. Dr. Jacob also serves as a director of Virpax Pharmaceuticals, Inc. and Rasna Therapeutics, Inc. Dr. Jacob has over twenty-five years of experience in the pharmaceutical and biotechnology industries across multiple disciplines including research & development, operations and business development. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company. Dr. Jacob also served from 1990 to 1997 as Director of Glycobiology at G.D. Searle Pharmaceuticals Inc. During the period of 1986 to 1990, he was Manager of the G.D. Searle Glycobiology Group at Oxford University, England. Dr. Jacob’s experience as a biotechnology company chief executive officer provides him with valuable management and leadership abilities which the Board believes qualifies him to be a director of our Company.

Dr. Robert T. Foster has served as Chief Executive Officer since October 3, 2018 and as our Chief Scientific Officer since June 10, 2016. Prior to Hepion, he was Chief Executive Officer and Founder of Ciclofilin Pharmaceuticals Inc. from January 2014 until it merged with us on June 10, 2016. Prior to Ciclofilin Pharmaceuticals, he founded Isotechnika Pharma Inc. in 1993, where he was Chairman and Chief Executive Officer for 21 years. Dr. Foster was founding Chief Executive Officer and later, Chief Scientific Officer of Aurinia Pharmaceuticals, Inc., after Isotechnika acquired Aurinia. Dr. Foster is currently a Board member of Transcriptome Sciences Inc. Dr. Foster’s experience as an executive at a biotechnology company and his background as a scientist provides him with the leadership and management abilities which the Board believes qualifies him to be a director of our Company.

John P. Brancaccio, a retired CPA, has served as a director of our Company since May 15, 2013. Mr. Brancaccio was the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies from April 2004 until May 2017. Mr. Brancaccio served as a director for Callisto Pharmaceuticals, Inc. from April 2004 until its merger with Synergy Pharmaceuticals, Inc. in January 2013 and was formerly a director of Tamir Biotechnology, Inc. (formerly Alfacell Corporation) since April 2004 until May 2020. He is also a director of Cardiff Oncology, Inc. since December 2005, Rasna Therapeutics, Inc. since September 2016, OKYO Pharma Limited since June 2020 and Tiziana Life Sciences plc since July 2020. Mr. Brancaccio served as a director of Synergy from July 2008 until April 2019. Mr. Brancaccio’s chief financial officer experience provides him with valuable financial and accounting expertise which the Board believes qualifies him to serve as a director of our Company.

Thomas Adams, Ph.D. has served as a director of our Company since September 2016. Dr. Adams served as Chairman of the Board of Cardiff Oncology, Inc. from April 2009 until April 2020, Executive Chairman from April 2020 to December 2020 and director since April 2009. Dr. Adams also served as Chief Executive Officer of Cardiff from June 2018 until April 2020 and interim Chief Executive Officer from March 2016 until April 2016. Dr. Adams has served as the Chairman of Clearbridge BioPhotonics, Inc., an imaging solutions company, since April 2013 and as Director of Synergy Pharmaceuticals, Inc. from 2009 to 2019. From June 2005 through 2011, Dr. Adams served as a director of IRIS International, Inc., a diagnostics company, and has served as Chief Technology Officer of IRIS since April 2006. Dr. Adams was the Head of Iris Molecular Diagnostics from 2006 until November 2012 and has served as the President of Iris Personalized Medicine since 2011. In November 2012, IRIS was acquired by Danaher Corporation. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 to April 2006, when Leucadia was acquired by IRIS. In 1989, Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside. The Board believes that Dr. Adams’ executive leadership, particularly in the diagnostic field, and the extensive healthcare expertise he has developed qualifies Dr. Adams to serve as a director of our Company.

Dr. Timothy Block has served as a director of our Company since November 26, 2013. Dr. Block is Professor of Microbiology and Immunology, Drexel University College of Medicine and Director of its Drexel Institute for Biotechnology and Virology Research, and is also the Co-founder and President of the Hepatitis B Foundation (HBF) and its Baruch S. Blumberg Institute (formerly called the Institute for Hepatitis and Virus Research). Dr. Block is also President and CEO of the Pennsylvania Biotechnology Center. Dr. Block has been a member of medical school faculties as a professional researcher for more than 28 years, publishing more than 180 papers, 12 U.S. patents, and since 2006, has led or “co-led” more than $50 million in research funding. Honors include an honorary Medical Doctorate (Bulgarian Academy of Medicine); the Lifetime Achievement Award from the Centrals Bucks Chamber of Commerce; named one of the regions 100 Most Outstanding People of the Century by the Daily Intelligencer; Distinguished Service Recognition from the National Cancer Institute’s Early Detection Research Network; and a Special Citation from the U.S. House of Representatives in recognition of “outstanding achievements.” Dr. Block has given frequent testimony to the U.S. Congress and State legislatures; has served on U.S. FDA and numerous NIH panels as well as commercial boards including the Bristol Myers Squibb Entecavir Advisory Board. In 2009, Dr. Block was named an elected Fellow of the American Association for the Advancement of Science (AAAS). Dr. Block’s experience and expertise in the medical field with respect to Hepatitis B qualifies him to serve as a director of our Company.

Arnold Lippa, Ph.D. has served as a director of our company since December 3, 2015. Dr. Lippa has been Executive Chairman of the Board of RespireRx Pharmaceuticals Inc., since March 2013, and was appointed Chief Scientific Officer in August 2015. Previously, he served as Chief Executive Officer and President. He is also Chairman of the Board of Xintria Pharmaceutical Corporation, which he co-founded in 2006. Dr. Lippa is a Managing Member and founder of T Morgen Capital LLC, which is an investment and management company specializing in the creation and management of biomedical companies. Since 2005, T Morgen Capital has been a significant equity owner and a managing member of Aurora Capital LLC, a life science focused FINRA member firm, where Dr. Lippa represents T Morgen Capital as a Manager. In 2004, Dr. Lippa co-founded and currently is representing T Morgen Capital, a Managing Member, as a Manager of Atypical BioCapital Management LLC and Atypical BioVentures Fund LLC, a life science fund management company and fund, respectively, both of which are affiliates of Aurora Capital. Dr. Lippa was a founder of DOV Pharmaceutical, Inc., and served as Chairman of the Board and Chief Executive Officer from its inception in April 1995 until 2005. Prior to DOV, Dr. Lippa co-founded and co-managed a number of life sciences companies, including Praxis Pharmaceuticals, Inc., which he co-founded and took public in 1985, serving as President and Chief Operating Officer from 1984 until 1987. Dr. Lippa’s experience as a biotechnology company executive and a financier qualifies him to be a director of our Company.

Petrus “Peter” Wijngaard, Ph.D. has served as a director of our company since June 10, 2020. Dr. Wijngaard most recently served as Executive Vice President, Chief Development Officer at The Medicines Company (“MDCO”), where he led the overall development and global medical affairs activities for hypercholesterolemia drug candidate, inclisiran. Dr. Wijngaard was instrumental in Novartis’ US $9.7 billion acquisition of MDCO that was completed in January 2020. Previously, Dr. Wijngaard led European Medical Affairs and Development at Viropharma Inc. (which was subsequently acquired by Shire Pharmaceuticals in 2013 and is now part of The Takeda Pharmaceutical Company Limited) and held various positions at Hoffmann-La Roche, including International Medical Manager and Lifecycle Leader for the transplantation portfolio, as well as managing the Genentech alliance as Global Alliance Director. He served on the Board of Directors of Isotechnika Pharmaceuticals, Aurinia Pharmaceuticals and Ciclofilin Pharmaceuticals, which was acquired by Hepion in 2016. As an author of more than 50 scientific articles, Dr. Wijngaard has published extensively on transplant immunology and immunosuppression. He has a Ph.D. in Transplantation Immunology from Utrecht University, the Netherlands.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Board Leadership Structure and Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board are essential for effective risk management and oversight. Our CEO communicates frequently with members of the Board to discuss strategy and challenges facing our company. Senior management usually attends our regular quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board receives presentations from senior management on matters involving our key areas of operations.

Director Independence

Our Board has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2). The Board considers Drs. Jacob, Adams, Block, Lippa, Wijngaard and Mr. Brancaccio to be “independent.” Dr. Foster, our Chief Executive Officer, is not considered to be “independent” as defined by Nasdaq Listing Rule 5605(a)(2).

Board of Directors Meetings

During the year ended December 31, 2020, our Board met 8 times, including telephonic meetings, the Audit Committee met 4 times, the Compensation Committee met 5 times and the Corporate Governance/Nominating Committee met 3 times. All directors attended 100% of the aggregate number of meetings of the Board, all of the Audit Committee members attended 100% of the Audit Committee meetings, all of the Compensation Committee members attended 100% of the Compensation Committee meeting, and all of the Corporate Governance/Nominating Committee members attended 100% of the Corporate Governance/Nominating Committee meeting.

Information Regarding Board Committees

Our Board has established standing Audit, Compensation and Corporate Governance/Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. All committees operate under a written charter adopted by our Board, each of which is available on our Internet website at www.hepionpharma.com/investors/governance.

Audit Committee

The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent registered public accounting firm, (iii) pre-approving the professional services provided by the independent registered public accounting firm, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent registered public accounting firm, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent registered public accounting firm. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

The Audit Committee currently consists of Mr. Brancaccio, chairman, Dr. Lippa and Dr. Adams. We believe that each of Mr. Brancaccio, Dr. Lippa and Dr. Adams is “independent” as that term is defined under applicable SEC and Nasdaq rules. Mr. Brancaccio is our audit committee financial expert. The Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The charter is available on our website at www.hepionpharma.com.

Compensation Committee

The Compensation Committee has responsibility for assisting the Board in, among other things, (i) evaluating and making recommendations regarding the compensation of the executive officers and directors of our company, (ii) assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy, (iii) producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC, (iv) periodically evaluating the terms and administration of our incentive plans and benefit programs and (v) monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

The Compensation Committee currently consists of Dr. Wijngaard, chairman, Mr. Brancaccio, Dr. Lippa and Dr. Adams. We believe that all of the members are “independent” under the current listing standards of Nasdaq. The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee which is available on our website at www.hepionpharma.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was, during the year ended December 31, 2020, an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things, (i) effecting board organization, membership and function including identifying qualified board nominees, (ii) effecting the organization, membership and function of board committees including composition and recommendation of qualified candidates, (iii) establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers, (iv) development and evaluation of criteria for board membership such as overall qualifications, term limits, age limits and independence and (v) oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by the Board based on the criteria, skills and qualifications that have been recognized by the Corporate Governance/Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, differences in viewpoints and skills, and personal qualities that will result in a well-rounded Board.

The Corporate Governance/Nominating Committee currently consists of Dr. Block, chairman, Dr. Lippa, and Mr. Brancaccio. We believe that all of the members are “independent” under the current listing standards of Nasdaq. Our Board has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee which is available on our website at www.hepionpharma.com.

Communications with our Board of Directors

Stockholders seeking to communicate with our Board should submit their written comments to our Chief Executive Officer, Dr. Robert Foster, at Hepion Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, NJ 08837. Dr. Foster will forward such communications to each member of our Board; provided that, if in the opinion of Dr. Foster it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. All of our employees, including our executive officers and directors, are required to comply with our Code of Business Conduct and Ethics.

The full text of the Code of Business Conduct and Ethics is posted on our website at http://www.hepionpharma.com/investors/governance. Any waiver of the Code of Business Conduct and Ethics for directors or executive officers must be approved by our Audit Committee. We will disclose future amendments to our Code of Business Conduct and Ethics, or waivers from our Code of Business Conduct and Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website within four business days following the date of the amendment or waiver. In addition, we will disclose any waiver from our Code of Business Conduct and Ethics for our other executive officers and our directors on our website. A copy of our Code of Business Conduct and Ethics will also be provided free of charge upon request to: Secretary, Hepion Pharmaceuticals, Inc. 399 Thornall Street, First Floor, Edison, NJ 08837.

Board Recommendation

The Board unanimously recommends a vote “FOR” each of the Board’s nominees in this Proposal 1.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2021

The Audit Committee has selected BDO USA, LLP (“BDO”), as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the Annual Meeting. A representative of BDO is expected to be present at the Annual Meeting

Stockholder ratification of the selection of BDO as our independent registered public accountants is not required by Delaware law, the Company’s certificate of incorporation, or the Company’s bylaws. However, the Audit Committee is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by BDO, the Company’s independent registered public accounting firm, for the indicated services for each of the last two (2) fiscal years were as follows:

	2020	2019
Audit fees (1)	$422,865	$415,660

(1)	Audit fees consist of fees for professional services performed by BDO for the audit and review of our financial statements, preparation and filing of our registration statements, including issuance of comfort letters. There were no Audit Related, Tax, or Other fees for either period presented.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our independent registered public accounting firm.

Vote Required

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Board will reconsider whether or not to retain BDO.

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Board Recommendation

The Board unanimously recommends a vote “FOR” Proposal 2.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under NASDAQ Listing Rule 5605(a)(2)). The Audit Committee operates under a written charter, which is available on our website at https://hepionpharma.com/investors/governance/.

We have reviewed and discussed with management and the Company’s independent registered public accounting firm, the Company’s audited financial statements as of and for the fiscal year ended December 31, 2020.

We have discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters as required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

We have received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and have discussed with BDO USA, LLP, their independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
John Brancaccio, Chairman
Dr. Arnold Lippa
Dr. Thomas Adams

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2013 PLAN TO INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER TO 10,000,000 SHARES FROM 2,500,000 SHARES

Our Board adopted the 2013 Plan in June 2013. The Board initially authorized the issuance of up to 2,679 shares of common stock under the 2013 Plan. On December 2, 2014, our stockholders approved an increase in the authorized number of shares under the 2013 Plan to 11,607 shares. On December 14, 2016, our stockholders approved an increase in the authorized number of shares under the 2013 Plan to 13,750 shares. On  February 21, 2018, our stockholders approved an increase in the authorized number of shares under the 2013 Plan to 19,107 shares. On  May 2, 2019, our stockholders approved an increase in the authorized number of shares under the 2013 Plan to 40,536 shares. On July 30, 2020, our stockholders approved an increase in the authorized number of shares under the 2013 Plan to 2,500,000 shares.

We are seeking stockholder approval in order to amend the 2013 Plan to increase the total number of shares of our common stock available for issuance thereunder to 10,000,000 shares.

Reasons for the Proposed Amendment

As described above, we are seeking stockholder approval of the amendment to increase the number of shares issuable pursuant to the 2013 Plan to 10,000,000 shares from 2,500,000 shares. As of April 29, 2021 there were 39,323 shares remaining available for issuance under the 2013 Plan. In determining the amount of the increase contemplated by the proposed amendment to the 2013 Plan, the Board has taken into consideration the fact that, as of April 29, 2021, there were approximately 76,225,245 shares of our common stock outstanding. If this amendment to the 2013 Plan is approved, the number of shares available for issuance under the 2013 Plan would increase by 7,500,000 shares to 10,000,000 shares. The requested increase represents approximately 10 % of the outstanding shares of common stock and the total number of shares available for issuance under the 2013 Plan would represent approximately 10 % of our common stock as calculated.

For the year ended December 31, 2020, the average burn rate at which shares of our common stock were granted under the 2013 Plan as a percentage of average basic shares outstanding in that period was approximately 25%.

Total potential dilution (as a percentage of shares of our common stock outstanding) associated with the 7,500,000 additional shares of our common stock to be authorized under the 2013 Plan plus the 2,460,677 shares subject to outstanding awards under the 2013 Plan (as of April 29, 2021) is 13%.

The historical burn rate and the potential dilution described above may not be indicative of what the actual amounts are in the future. The 2013 Plan does not contemplate the amount or timing of specific equity awards. The potential dilution is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports we have filed with the Securities and Exchange Commission.

The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees and certain consultants. Upon stockholder approval, additional shares of common stock will be reserved for issuance under the 2013 Plan, which will enable us to continue to grant equity awards to our officers, employees and consultants at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving its business objectives and thereby creating greater value for all our stockholders. We have no current plans to make awards under the 2013 Plan.

Approval of the amendment to the 2013 Plan will permit us to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to us or any of our subsidiaries.

The terms of the 2013 Plan are summarized below and the full text of 2013 Plan is set forth as Exhibit 10.1 to our Registration Statement on Form S-8 filed with the SEC on May 4, 2015.  The full text of the proposed amendment to the 2013 Plan is set forth as Appendix A to this proxy statement. It is intended that the 2013 Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the 2013 Equity Incentive Plan

Employees, officers and directors of, and consultants and advisors to us, and any subsidiary, are eligible to receive awards under the 2013 Plan at the discretion of the Board or its designated committee. The Board, or a committee designated by the Board (for the purposes of this Proposal 2, “Board” shall also refer to such a committee, if any), has authority to, among other things:

•	Determine the persons to whom, and the time or times at which, options shall be granted and the number of shares of common stock to be subject to each option;

•	Designate options as incentive stock options or nonstatutory stock options;

•	Determine the fair market value of shares of stock or other property;

•	Determine the terms, conditions and restrictions applicable to each option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the option, (ii) the method of payment for shares purchased upon the exercise of the option; (iii) the method for satisfaction of any tax withholding obligation arising in connection with the option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the option or the vesting of any shares acquired upon the exercise thereof, including the grants of options on an immediately exercisable basis subject to repurchase restrictions in favor of us, (v) the time of the expiration of the option, (vi) the effect of the optionee’s termination of service with us on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the option or such shares not inconsistent with the terms of the 2013 Plan;

•	Approve one or more forms of Option Agreement—Incentive Stock Option and Option Agreement—Nonstatutory Stock Option;

•	Amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new option in substitution for, any option or to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof;

•	Accelerate, continue, extend or defer the exercisability of any option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an optionee’s termination of service with us;

•	Prescribe, amend or rescind rules, guidelines and policies relating to the 2013 Plan, or to adopt supplements to, or alternative versions of, the 2013 Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted options; and

•	Correct any defect, supply any omission or reconcile any inconsistency in the 2013 Plan or any option agreement and to make all other determinations and take such other actions with respect to the 2013 Plan or any option as the Board may deem advisable to the extent consistent with the 2013 Plan and applicable law.

Our employees and directors, and consultants, and any parent corporation, or subsidiary are eligible to receive nonstatutory stock options and other stock-based awards under the 2013 Plan. Only our employees, and any parent corporation or subsidiary, are eligible to receive incentive stock options under the 2013 Plan.

Incentive stock options may not be priced at less than 100% of the fair market value of our common stock on the date of grant (110% of fair market value in the case of individuals holding 10% or more of our common stock). Except as otherwise determined by the Board, in the case of nonstatutory options, the exercise price may not be less than 100% of the fair market value on the date of grant in accordance with applicable law. The fair market value of our common stock on May 7, 2021, was $122 million, based on the closing sale price of our common stock as reported by The Nasdaq Capital Market on that date. The 2013 Plan provides that stock options and similar awards may be issued with exercise periods of up to 10 years (except that no Incentive Stock Option granted to 10% owners of the our common stock shall be exercisable after the expiration of five years after the effective date of grant of such option).

Payment of the exercise price of options under the 2013 Plan may be made in the form of: (1) cash, check or cash equivalent; (2) by tender to us, or attestation to ownership, of shares of common stock owned by the optionee having a fair market value not less than the exercise price; (3) such other consideration as may be approved by the Board to the extent applicable by law; (4) or any combination thereof, as determined by the Board.

In the event of termination of employment or consulting relationship for any reason other than disability or death, the award recipient may exercise his or her vested options within 90 days of the date of such termination. In the event of termination as a result of disability, the award recipient may exercise his or her vested options within one year following the date of such termination but in any event no later than the date of expiration of the option’s term. In the event of death, the award recipient’s estate may exercise his or her vested options within one year following the date of death. Upon the occurrence of a “Change in Control” (as defined in the 2013 Plan), the Board may, at its sole discretion, accelerate the vesting and exercisability of outstanding options.

The Board has discretion to grant other stock-based awards; provided, however, that no such awards may be made unless the terms of the 2013 Plan and the awards are in compliance with Section 409A of the Code.

Transfers of awards may not be made other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2013 Plan. This summary does not purport to consider all of the possible U.S. federal tax consequences of the awards and is not intended to reflect the particular tax position of any award recipient. This summary is based upon the U.S. federal tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. Award recipients are strongly advised to consult their own tax advisors for additional information.

Grant of an Option    The grant of an option is not expected to result in any taxable income for the recipient as of the date of the grant, except that in the event non-statutory options are granted with an exercise price lower than the then-current fair market value of the common stock, the difference between the exercise price and the then-current fair market value may be treated as deferred compensation income recognized as of the date the non-statutory options are granted.

Exercise of Incentive Stock Option    The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Exercise of Nonqualified Stock Option    Generally, subject to Code Section 409A, upon exercising a nonqualified stock option, the award recipient must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price. The income will be treated as compensation income subject to payroll and withholding tax obligations. The Company would be entitled to a compensation deduction in the amount of income recognized by the award recipient.

Disposition of Shares Acquired Through an Option    The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option.

Generally, the disposition of shares which were acquired by exercise of an incentive stock option will be taxable as long-term capital gain or loss if the award recipient disposes of the shares more than two years after the option was granted and at least one year after exercising the option. If the award recipient fails to satisfy the holding period requirements for treatment as an incentive stock option, a disposition will result in any gain being treated as compensation income subject to ordinary tax rates. If the award recipient is still an employee of the Company at the time of the disposition, the amount of gain treated as compensation will also be subject to payroll and withholding taxes.

If an award recipient disposes of shares acquired through the exercise of a nonqualified option, any gain or loss will be treated as a capital gain or loss. To the extent such shares have been held for at least one year after exercise of the nonqualified option, the gain or loss will be treated as long-term capital gain or loss.

Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option, except that we may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

The grant by the Board of other stock-based awards may have varying tax consequences to award recipients. Grants made pursuant to the 2013 Plan may be subject to Code Section 409A and plan administration may have to conform to Code Section 409A. Failure to comply with Code Section 409A, if applicable, will result in acceleration of income and imposition of penalties and interest to award recipients.

Application of Section 16 of the Securities Exchange Act of 1934    Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our tax deduction, are determined as of the end of such period.

Delivery of Shares to Satisfy Tax Obligation    Under the 2013 Plan, participants may deliver shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state tax obligations unless the Board provides to the contrary in the award agreement.

Vote Required

The affirmative vote of a majority of the shares of voting capital present or represented by proxy and entitled to vote at the Annual Meeting will be required to amend our 2013 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker Non-Votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Board Recommendation

The Board unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4:

INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Introduction

Our Certificate of Incorporation, as amended, currently authorizes the issuance of up to 120,000,000 shares of common stock and 20,000,000 shares of “blank check” preferred stock. Our Board has approved an amendment to increase the number of authorized common stock from 120,000,000 shares to 400,000,000 shares (the “Increase in Authorized Common Shares Amendment”).

The proposed form of amendment to our Certificate of Incorporation to effect the Increase in Authorized Common Shares Amendment is attached as Appendix B to this Proxy Statement.

Reasons for the Increase in Authorized Common Shares Amendment

Our Board determined that the Increase in Authorized Common Shares Amendment is in the best interests of the Company and unanimously recommends approval by stockholders. The Board believes that the availability of additional authorized shares of common stock is required for several reasons including, but not limited to, the additional flexibility to issue common stock for a variety of general corporate purposes as the Board may determine to be desirable including, without limitation, future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

As of the Record Date, there were 76,225,245 shares of our common stock issued out of the 120,000,000 shares of common stock that we are authorized to issue. In addition, as of the Record Date, an aggregate of approximately 6,806,726 shares of common stock have been reserved for future issuance, including: (i) 2,460,677 shares reserved for issuance under our 2013 Equity Incentive Plan; (ii) 3,184 shares reserved for issuance pursuant to our Series A Preferred Stock; (iii) 16,655 shares reserved for issuance pursuant to our Series C Preferred Stock; and (iv) 4,326,210 shares of common stock reserved for issuance upon the exercise of outstanding warrants.

Thus, we have approximately 36,968,029 shares of common shares available for future issuance at this time. Our working capital requirements are significant and may require us to raise additional capital through additional equity financings in the future.

If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of common stock is not being proposed in response to any known threat to acquire control of the Company.

Effects of the Increase in Authorized Common Shares Amendment

Following the filing of the Increase in Authorized Common Shares Amendment with the Secretary of State of the State of Delaware, we will have the authority to issue up to an additional 280,000,000 shares of common stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our Board. The authorized and unissued shares may be issued for cash or for any other purpose that is deemed in the best interests of the Company.

In addition, the Increase in Authorized Common Shares Amendment could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in the authorized number of shares of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of shares of common stock is not being proposed in response to any known threat to acquire control of the Company.

The Increase in Authorized Common Shares Amendment will not change the number of shares of common stock issued and outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of the our common stock.

Procedure for Implementing the Amendment

The Increase in Authorized Common Shares Amendment will become effective upon the filing or such later time as specified in the filing with the Secretary of State of the State of Delaware. The form of the Increase in Authorized Common Shares Amendment is attached hereto as Appendix B. The exact timing of the filing of the Increased in Authorized Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve this proposal.

Board Recommendation

The Board unanimously recommends a vote “FOR” Proposal 4.

PROPOSAL 5:

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY”)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board.

Although the vote is non-binding, our Compensation Committee and Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Executive Compensation section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the Executive Compensation section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Compensation Committee and the Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Hepion Pharmaceuticals, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Hepion Pharmaceuticals, Inc.’s proxy statement for the 2021 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation section, the Summary Compensation Table and the other related tables and disclosure.”

Interests of Officers and Directors in this Proposal

As this vote relates to the executive compensation of our named executive officers, such officers have an interest in the approval of this Proposal. This is an advisory vote and is not binding. The outcome of this advisory vote will not overrule any decision by the Compensation Committee or our Board.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 5.

Board Recommendation

The Board unanimously recommends a vote “FOR” Proposal 5.

PROPOSAL 6:

FREQUENCY OF “SAY-ON-PAY”

Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers, which we refer to as “say-on-frequency.” By voting with respect to this Proposal 6, stockholders may indicate whether they would prefer that we conduct future “say-on-pay” votes once every year, every two years, or every three years. Stockholders, if they wish, also may abstain from casting a vote on this proposal.

After careful consideration, our Board has determined that a say-on-pay vote on executive compensation once every three years is the best approach for the Company, and therefore our Board recommends that you vote for a three-year interval between the say-on-pay votes.

Our Board recognizes the importance of stockholder input on executive compensation and has determined that a say-on-pay vote every three years will provide our stockholders with adequate input. Our Board believes that a three-year vote cycle gives our Board sufficient time to thoughtfully consider the results of the advisory vote and implement any desired changes to our executive compensation policies and procedures, and will provide investors sufficient time to evaluate the effectiveness of our executive compensation program as it relates to the business outcomes of the Company. Finally, the three year interval will avoid the additional administrative burden on the Company of engaging in annual votes on executive compensation.

As with your vote on Proposal 5 above, your vote on this Proposal 6 is advisory, and therefore not binding on the Company, the Board or the Compensation Committee, and the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, our Board and our Compensation Committee value the opinions of our stockholders and we will take our stockholders’ preferences into account in making determinations regarding the frequency of the say-on-pay vote.

Interests of Officers and Directors in this Proposal

As this vote relates to the executive compensation of our named executive officers, such officers have an interest in the approval of this Proposal. This is an advisory vote and is not binding. The outcome of this advisory vote will not overrule any decision by the Compensation Committee or our Board.

Required Vote of Stockholders

The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders.

Board Recommendation

The Board unanimously recommends a vote for “THREE YEARS” on this Proposal 6.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of date of this proxy statement. There are no family relationships among any of our executive officers or directors.

Name	Age	Positions
Robert Foster, Ph.D.	62	Chief Executive Officer, Director
John Cavan	62	Chief Financial Officer

See “Proposal No. 1—Election of Directors” for biographical and other information regarding Dr. Foster.

John Cavan – Chief Financial Officer

Mr. Cavan has been our Chief Financial Officer since March 2016. Previously, Mr. Cavan was a consultant with The Pine Hill Group where he was instrumental in completing several financial transactions, including initial public offerings, business combinations and strategic transactions. Prior to his role with the Pine Hill Group, he served as Chief Accounting Officer at Stemline Therapeutics, Inc. Preceding his role at Stemline, Mr. Cavan was Vice President and Chief Accounting Officer at Aegerion Pharmaceuticals, Inc. He has also held financial positions within the healthcare industry at AlgoRx Pharmaceuticals, Inc. and Alpharma. Mr. Cavan served in a variety of financial and operational positions early in his career during tenures with large multinational public companies, including Sony, American Express, International Specialty Products (an Ashland Company) and Nestlé U.S.A. Mr. Cavan currently serves on the Board of Directors of Vantage Health Systems. He holds a B.B.A in Accountancy from Iona College and an M.B.A. in Finance from Seton Hall University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains compensation information for our Chief Executive Officer and certain other executives who were the most highly compensated executive officers for the years ended December 31, 2020 and 2019.

Name & Principal Position	Year	Salary	Options granted(2)	Non-equity incentive plan compensation(1)(3)	Total
Dr. Robert Foster.	December 2020	$400,000	$2,173,180	$200,000	$2,773,180
Chief Executive Officer	December 2019	$400,000	$21,102	$200,000	$621,102

John Cavan.	December 2020	$325,000	$1,360,535	$81,250	$1,766,785
Chief Financial Officer	December 2019	$291,136	$12,635	$72,917	$376,688

(1)	Non-equity incentive compensation amounts are for performance during the years ended December 31, 2020 and 2019, whether or not paid in the year the compensation was earned.

(2)	Our named executive officers will only realize compensation to the extent the fair market value of our common stock is greater than the exercise price of such stock options. The grant date fair value of option awards granted in 2020 is in accordance with ASC Topic 718, or ASC 718. For information regarding assumptions underlying the valuation of equity awards, see Note 9 contained in the Annual Report on Form 10-K for the year ended December 31, 2020.

(3)	Represents cash incentive payments earned based upon the achievement of corporate objectives established by our Board for performance during the years ended December 31, 2020 and 2019.

Employment Agreements

On December 12, 2018, we entered into an Executive Agreement (the “Foster Agreement”) with Dr. Robert Foster, our Chief Executive Officer. The term of the Foster Agreement commenced on October 1, 2018 and will continue until October 1, 2021, following which time the Foster Agreement will be automatically renewed for successive one year periods at the end of each term, unless either party delivers written notice to the other party of their intent to not renew the Foster Agreement. Pursuant to the Foster Agreement, Dr. Foster’s current base compensation is $400,000 per year. Dr. Foster is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria.

If Dr. Foster’s employment is terminated by us for cause or as a result of Dr. Foster’s death or permanent disability, or if Dr. Foster terminates his the Foster Agreement voluntarily without Good Reason (as defined in the Foster Agreement), Dr. Foster will be entitled to receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus earned but not yet paid, and (iii) all business expenses reasonably and necessarily incurred by Dr. Foster prior to the date of termination. If Dr. Foster’s employment is terminated by us without cause or by Dr. Foster for Good Reason, Dr. Foster will be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Dr. Foster of his employment voluntarily without Good Reason, in addition to (provided that Dr. Foster executes a written release with respect to certain matters) a severance payment equal to his base compensation for 12 months from the date of termination and reimburse Dr. Foster’s payment of COBRA premiums for 12 months from the date of termination. In addition, if Dr. Foster’s employment is terminated: (a) by us without cause within 6 months prior to a change of control (as defined in the Foster Agreement) that was pending during such 6 month period, (b) by Mr. Foster for Good Reason within 12 months after a change of control, or (c) by us without cause at any time upon or within 12 months after a change of control, Dr. Foster would be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Dr. Foster voluntarily without Good Reason, provided, if Dr. Foster executes a written release with respect to certain matters, he will be entitled to a severance payment equal to his base compensation for 12 months from the date of termination and reimbursement of his payment of COBRA premiums for 12 months from the date of termination. In addition, all of Dr. Foster’s unvested stock options and other equity awards would immediately vest and become fully exercisable (x) in the event a change of control transaction is pending, for a period of six months following the date of termination, and (y) in the event a change of control transaction is not then pending, for the period of time set forth in the applicable agreement evidencing the award.

Outstanding Equity Awards as of December 31, 2020

	Number of Securities
	Underlying Unexercised		Option	Option
	Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date(1), (2)
Dr. Robert Foster	179	—	515.20	6/10/2026
Chief Executive Officer	3,233	6,467	3.24	7/29/2029
	126,666	253,334	1.63	4/3/2030
	—	212,000	3.72	8/19/2030

John Cavan	179	—	677.60	4/1/2026
Chief Financial Officer	34	—	616.00	8/26/2026
	27	—	324.80	7/20/2027
	1,940	3,880	3.24	7/24/2029
	71,666	143,334	1.63	4/3/2030
	—	160,000	3.72	8/19/2030

Director Compensation

During year ended December 31, 2020, our non-employee directors received the following compensation for their services on the Board and its committees:

Name	Cash Fees	Option Awards(1)	Total
Gary S. Jacob (2)	$106,625	$204,151	$310,776
John P. Brancaccio (3)	99,375	204,151	303,526
Arnold Lippa (4)	97,500	204,151	301,651
Timothy Block (5)	88,025	204,151	292,176
Thomas Adams (6)	92,500	204,151	296,651
Petrus Wjjngaard (7)	53,250	47,302	100,552

(1)	510,000 option awards were issued during the year ended December 31, 2020.

(2)	As of December 31, 2020, Dr. Jacob held 92,785 option awards of which 62,785 are exercisable.

(3)	As of December 31, 2020, Mr. Brancaccio held 91,332 option awards of which 61,332 are exercisable.

(4)	As of December 31, 2020, Dr. Lippa held 91,110 option awards of which 61,110 grants are exercisable.

(5)	As of December 31, 2020, Dr. Block held 91,276 option awards of which 61,276 are exercisable.
(6)	As of December 31, 2020, Dr. Adams held 91,051 option awards of which 61,051are exercisable.
(7)	As of December 31, 2020, Dr. Petrus Wijngaard held 60,000 option awards of which 10,000 are exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of the Record Date, based on 76,225,245 shares issued and outstanding by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our executive officers and (iv) all directors and executive officers as a group. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days of the Record Date. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Hepion Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, New Jersey 08837.

Beneficial Owner	Number of Shares Benefically Owned	Shares of common stock issuable upon exercise of stock options	Shares of common stock issuable upon exercise of warrants	Percentage of common stock Benefically owned
Directors and Executive Officers
John Cavan	14,936	73,846	123	*
Dr. Robert Foster	45,861	130,078	0	*
Gary S. Jacob	12,197	62,785	123	*
John Brancaccio	7,039	61,332	25	*
Timothy Block	-	61,276	-	*
Arnold Lippa	138	61,110	123	*
Thomas Adams	-	61,051	-	*
Petrus Wijngaard	30,006	10,000	-	*
All current executive officers and directors as a group (8 persons)	110,177	521,478	394	*

* less than one percent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2020 or any currently proposed transaction, to which we were or are to be a participant and in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know hold more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements with our directors and executive officers.

None

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mailings, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities. We have engaged Kingsdale Advisors to assist in the solicitation of proxies. We will pay a fee of $14,100 plus reasonable out-of-pocket charges.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (732) 902-4000, or submit a request in writing to our Secretary, c/o Hepion Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, NJ 08837. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 may be obtained without charge by writing to the Secretary, Hepion Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, NJ 08837.

By Order of the Board of Directors

/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chairman of the Board of Directors

May 11, 2021

APPENDIX A

HEPION PHARMACEUTICALS, INC.

AMENDMENT TO 2013 EQUITY INCENTIVE STOCK OPTION PLAN

4. Stock Reserved for the Plan.

Subject to adjustment as provided in Section 8 hereof, a total of 10,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Stock”), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or award of Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or Restricted Stock may be subject to future Options or Restricted Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

A-1

APPENDIX B

CERTIFICATE OF AMENDMENT
to the
CERTIFICATE OF INCORPORATION
of
HEPION PHARMACEUTICALS, INC.

HEPION PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Hepion Pharmaceuticals, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 15, 2013, as amended on May 25, 2018; May 31, 2019; and July 23, 2019 ( the “Certificate of Incorporation”).

SECOND: ARTICLE IV, SECTION 1 of the Corporation’s Certificate of Incorporation shall be amended and restated in its entirety to read as follows:

Section 1. Number of Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue shall be Four Hundred Twenty Million (420,000,000) shares. The Corporation shall be authorized to issue two classes of shares of stock, designated, “Common Stock” and “Preferred Stock.” The Corporation shall be authorized to issue Four Hundred Million (400,000,000) shares of Common Stock, each share to have a par value of $0.0001 per share, and Twenty Million (20,000,000) shares of Preferred Stock, each share to have a par value of $0.0001 per share.

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the          day of                , 2021.

HEPION PHARMACEUTICALS, INC.
By:
Name:
Title:

B-1

PROXY CARD

HEPION PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON June 25, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Robert Foster, Ph.D. and John Cavan, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Hepion Pharmaceuticals, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on June 25, 2021 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 25, 2021 at 9:00 am local time at the Company’s offices located at 399 Thornall Street, First Floor, Edison, NJ 08837. The proxy statement and the 2020 Annual Report on Form 10-K are available at www.pstvote.com/hepion2021.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Hepion Pharmaceuticals, Inc. to be held at the Company’s offices located at 399 Thornall Street, First Floor, Edison, NJ 08837, on June 25, 2021, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1-6

1. Election of Directors Nominees	FOR	WITHHOLD

01- Gary S. Jacob, Ph.D.	☐	☐
02- Robert Foster, Ph.D.	☐	☐
03- John P. Brancaccio	☐	☐
04- Thomas Adams, Ph.D.	☐	☐
05- Timothy Block, Ph.D.	☐	☐
06- Arnold Lippa, Ph.D.	☐	☐
07- Petrus “Peter” Wijngaard, Ph.D.	☐	☐

2. Proposal to ratify BDO USA, LLP as the Company’s independent registered public accountants for fiscal year ending December 31, 2021.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to approve an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares issuable thereunder to 10,000,000 shares from 2,500,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Proposal to approve the amendment of the Company’s certificate of incorporation, as amended, to increase the number of shares of authorized common stock from 120,000,000 to 400,000,000.	FOR ☐	AGAINST ☐	ABST AIN ☐

5. Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR ☐	AGAINST ☐	ABST AIN ☐

6. Proposal to recommend, on an advisory basis, a three-year frequency for conducting future stockholder advisory votes on named executive officer compensation.	1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:	, 2021

Signature

Name (printed)

Title

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1.	VIA INTERNET:

Login to www.pstvote.com/hepion2021

Enter your control number (12 digit number located below)

2.	VIA MAIL:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

CONTROL NUMBER:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m.,

prevailing time, on June 24, 2021.